1 Barclays Select Series Chemical ROC Stars May 7, 2013 Exhibit 99.1

Company Overview

Olin Corporation

	Q1 2013	FY 2012	FY 2011*
Revenue:	$ 630	$ 2,185	$ 1,961
Adj. EDITDA:	$ 108	$ 373	$ 327
EPS (Diluted):	$ .50	$ 1.85	$ 1.69

Chlor Alkali

A Leading North American Producer of Chlorine and Caustic Soda

	Q1 '13	FY '12	FY '11
Revenue:	$ 349	$ 1,411	$ 1,389
EBITDA:	$ 83	$ 352	$ 331

Chemical Distribution

A Leading Distributor of Caustic Soda and Midwest Bleach Producer

	Q1 '13	4Mos '12
Revenue:	$ 110	$ 156
EBITDA:	$ 8	$ 10

Winchester

A Leading North American Producer of Small Caliber Ammunition

	Q1 '13	FY '12	FY '11
Revenue:	$ 188	$ 618	$ 572
EBITDA:	$ 35	$ 69	$ 49

* 2011 results exclude a pretax gain of $181 million associated with the remeasurement of Olin's SunBelt interest, or $1.30 per share.

All financial data are for the quarter ended March 31, 2013 and the years ended December 31, 2012 and 2011. Data are presented in millions of U.S. dollars except for earnings per share. Chemical Distribution results for 2012 are for the period beginning August 22, 2012 (the acquisition date) through December 31, 2012. Additional information is available at www.olin.com.

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3 Investment Rationale • Leading Positions In: North American Chlor-Alkali Products Industrial Bleach Burner Grade Hydrochloric Acid Small Caliber Ammunition • History of Successful Acquisitions and Delivering Synergies: Pioneer Companies – August 31, 2007 SunBelt – February 28, 2011 K. A. Steel Chemicals Inc. – August 22, 2012 • Compelling Financials: Strong Balance Sheet Fully Funded Pension Plan 346th Consecutive Quarterly Common Dividend Declared Growing EBITDA ($415 to $445 million expected in 2013)

4 0 50 100 150 200 250 300 350 2006 2007 2008 2009 2010 2011 2012 2013 Est. Growing EBITDA • Olin has successfully completed the immediately accretive acquisitions of Pioneer, SunBelt and KA Steel • Downstream bleach and HCl growth have increased earnings and margins • Winchester is benefiting from a high level of customer demand • Centerfire relocation to MS expected to increase Winchester EBIT by at least $30 million annually by 2016 • FY 2012 EBITDA was the highest level of EBITDA in the Company’s 100+ year history • FY 2013 EBITDA is expected to be in the $415 to $445 million range Olin Five Year Trailing Adjusted EBITDA 151 180 269 234 254 276 308 323 9.7% CAGR

5 Chlor Alkali Process ECU = Electrochemical Unit; a unit of measure reflecting the chlor alkali process outputs of 1 ton of chlorine, 1.13 tons of 100% caustic soda and .03 tons of hydrogen. North American Position Percent of 2012 Revenue #2 #1 Industrial #1 Merchant #1 Burner Grade 54% 11% 5% 8% 21% 1% Raw Materials BRINE + ELECTROLYSIS = PRODUCTS Caustic Soda – 1.13 Tons (Sodium Hydroxide) (Potassium Hydroxide) Bleach (Sodium Hypochlorite) Chlorine – 1 Ton Potassium Chloride or Sodium Chloride KOH – 1.59 Tons HCl (Hydrochloric Acid) Hydrogen Gas - .03 Tons KOH or Caustic Soda Chlorine Hydrogen #4

6 North American Chlor Alkali Producers & Technologies Note: Red label indicates routine seller of merchant chlorine via rail car. 1 2 / 3 1 /1 2 N. A . Chlor ine P roduction C a pa c it y b y P roduc e r (0 0 0 S T ) 1 DOW 2 OXY 3 AXIALL (PPG/GGC) 4 OLIN 5 Shintech 6 Formosa 7 Bayer 8 Mexichem 9 Westlake 10 Canexus Others

7 • Mercury Free Chlor-alkali Products – Augusta, GA: facility discontinued production September 2012 – Charleston, TN: caustic cell room converted to membrane technology September 2012, potassium hydroxide converted to membrane technology October 2012, both operating at design rate • Bleach Initiative – HyPure® plants in McIntosh, AL and Niagara Falls, NY completed in 2012 and producing product to specifications – Henderson, NV HyPure® plant expected to be at full capacity in Q2 2013 – Including KA Steel capabilities, we will be able to convert more than 17% of our chlor-alkali capacity into higher margin bleach • Hydrochloric Acid – During Q2 2013, we will expand our HCl capabilities at our Henderson, NV facility increasing our capacity by approximately 10% – When completed, we could convert 13% of our chlorine capacity into HCl Capital Projects Driving EBITDA Growth

Diverse Customer Base

North American Industry	Olin Corporation

Chlorine


Pulp & Paper, 0.6%
Others, 19.2%
Vinyls, 37.2%
Chlorinated Intermediates, 4.2%
Polycarbonates, 1.8%
Urethanes, 7.4%
Exports, 2.9%
Water Treatment, 6.7%
Inorganic Chemicals, 5.9%
Epichlorohydrin, 5.1%
Propylene Oxide, 9.0%


Others, 0.5%
Pulp & Paper, 1.7%
Urethanes, 17.6%
Vinyls, 21.6%
Distribution, 4.1%
Water Treatment, 21.9%
Inorganic Chemicals, 30.4%

Caustic Soda


Others, 7.6%
Textiles & Detergents, 10.1%
Pulp & Paper, 19.6%
Metals & Mining, 3.1%
Propylene Oxide, 7.2%
Epichlorohydrin, 1.3%
Exports, 16.7%
Organic Chemicals, 11.3%
Water Treatment, 3.2%
Inorganic Chemicals, 19.9%


Textiles & Detergents, 0.4%
Others, 3.2%
Metals & Mining, 3.3%
Exports, 0.1%
Distribution, 7.9%
Pulp & Paper, 36.7%
Water Treatment, 18.2%
Inorganic Chemicals, 11.4%
Organic Chemicals, 18.8%

Source: IHS and Olin 2012 demand.
Chlorine: "Inorganics" includes: Titanium dioxide and bromine.
Caustic Soda: "Organics" includes: MDI, TDI, polycarbonates, synthetic glycerin, sodium formate, monosodium glutamate. "Inorganics" includes: titanium dioxide, sodium silicates, sodium cyanide.

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9 Olin’s Geographic Advantage Location 12/31/12 Chlorine Capacity (000s ST) McIntosh, AL 426 Diaphragm McIntosh, AL - SunBelt 352 Membrane Becancour, Quebec 297 Diaphragm 65 Membrane Niagara Falls, NY 300 Membrane Charleston, TN 190 Membrane St. Gabriel, LA 246 Membrane Henderson, NV 153 Diaphragm Total 2,030 Membrane 57% Diaphragm 43%  Access to regional customers including bleach and water treatment  Access to alternative energy sources  Coal, hydroelectric, natural gas and nuclear 32 49 55 25 57 18 60 8 29 2 53 30 35 43 39 44 54 41 17 Chlor Alkali Plants Bleach Plants Chlor Alkali & Bleach Plants Tacoma, WA Tracy, CA Santa Fe Springs, CA Henderson, NV St. Gabriel, LA McIntosh, AL Charleston, TN Niagara Falls, NY Becancour Quebec

10 Industrial Bleach Initiative • Why Industrial Bleach? – Bleach utilizes both chlorine and caustic soda in an ECU ratio – Demand is seasonal, but not cyclical – Bleach commands a premium price over an ECU • Why Olin? – Regional nature of the bleach business benefits Olin’s geographic profile – Olin’s proprietary railcar technology extends geographic reach – KA Steel’s Midwest bleach manufacturing & distribution completes coverage • Olin Actions – Olin is the leading North American bleach producer – 3 new HyPure® bleach investments add 50% more bleach capacity to the Olin system, extend product shelf life and lower freight costs – Q1 2013 bleach shipments were 5% higher than Q1 2012 marking the 21st consecutive quarter of year-over-year increases in bleach shipments

11 26.4% CAGR Bleach Growth is a Key Objective • Olin bleach volumes have delivered steady growth since 2006 • Key bleach target segments include water treatment, consumer products, food, farming and pool chemicals • Our capacity to convert ECUs into bleach will exceed 17% by Q2 2013 • Olin HyPure® bleach and proprietary rail car design provides: • Increased product stability and extended shelf life • A potential new category of consumer products • Reduced transportation costs • Expanded bleach shipping radius • An enhancement to our geographic advantage over competitors Olin’s Bleach Accomplishments

12 Hydrochloric Acid • Olin is the leading producer of Burner grade HCl in North America with 5 manufacturing facilities in the United States and Canada • Currently 25% of HCl supply is “Burner-grade” or “on-purpose” HCl • By-product HCl accounts for 75% of the market supply, but availability is subject to urethane and fluorocarbon demand • Burner grade HCl is a reliable source, and while a small cost component in oil and gas exploration, is critical to the process • HCl is used in steel, artificial sweeteners, food, pharmaceuticals, ore and mineral processing and in water, wastewater and brine treatments • Olin has the ability to convert 10% of its chlorine capacity into higher margin HCl sales and will increase that capability to 13% following the completion of the Henderson, NV expansion project in Q2 2013

13 Growing HCl Demand North American HCl Supply • Burner acid is the only growing HCl supply source • 75% of HCl is supplied by Gulf by-product producers • By-product HCl availability is less reliable than burner • Olin is ideally positioned to serve the West & North through expanded distribution capabilities North American HCl Demand • Demand for oil and gas exploration has increased • U.S. steel industry demand has been recovering • Diverse demand segments follow GDP growth 15.7% CAGR

14 Key Chlor-Alkali Factors • Q1 2013 ECU netback of $565 expected to improve slightly in Q2 2013 with the expectation that $10 to $30 of the Q1 2013 caustic price announcement will be reflected in Q3 2013 ECU netback • Q2 2013 earnings are expected to be down slightly from Q1 2013, the result of 3 scheduled maintenance outages costing $10 million • We expect higher margin bleach sales to continue their 5 year growth trend through 2013 • The additional capacity at our Henderson, NV plant will boost the ability to increase higher margin HCl • Our investments in membrane cell technology have lowered operating costs and positioned us as the largest producer of premium priced membrane caustic soda in North America

15 • KA Steel is one of the largest distributors of caustic soda in North America and manufactures and sells bleach in the Midwest • On August 22, 2012, we acquired privately held KA Steel for $312 million in cash, subject to certain post-closing adjustments • 2011 KA Steel sales were $435 million and Adjusted EBITDA was $31 million; Q1 2013 sales were $110 million and EBITDA was $8 million • The combination of Olin and KA Steel is expected to generate $10 million of synergies in 2013, growing to approximately $35 million annually by the end of the third year of ownership • The Section 338(h)(10) tax election provides a $60 million NPV tax benefit to Olin; when considering this and the expected synergies, results in an EBITDA multiple of approximately 4 times • The transaction was financed through the sale of $200 million of 5.5%, 10- year notes and cash on hand KA Steel Acquisition

16 Complimentary Asset Footprints • KA Steel caustic distribution infrastructure is a strong fit with Olin’s chlor alkali assets: • Mature supply relationships • 90,000 tons of storage capacity • Expanded geographic coverage • Logistical savings • Provides scale and flexibility • Access to new customers, regions and industry segments • Combined network is capable of supporting higher caustic volumes • KA Steel adds approximately 50,000 tons of bleach capacity • Following the Q2 2013 start-up of the Henderson, NV HyPure® plant, Olin will have over 350,000 tons of value added bleach capacity

17 KA Steel Synergies Update • Platform to expand Olin sales of industrial bleach, HCl and KOH • Optimizes use of KA Steel’s existing freight and logistics network to reduce Olin’s shipping expense • Provides platform to reduce freight and logistics costs • Expands presence in core caustic soda business with a combined capacity to ship 3 million tons of caustic soda • Increases stability of core Chlor-Alkali business • Significant synergy potential of $10 million during full year 2013 and $35 million annually after the third year of ownership • Expected to be immediately accretive to both earnings and cash flow, excluding one-time transaction costs

18 Winchester Winchester Strategy • Cost Reduction – Centerfire relocation – Once completed, we expect at least $30 million lower operating costs – At least $15 million of cost savings expected to be realized in 2013 • New Product Development – Continue to develop new product offerings – Maintain reputation as a new product innovator • Provide returns in excess of cost of capital Hunters & Recreational Shooters Products Retail Distributors Mass Merchants Law Enforcement Military Industrial Rifle      N/A Handgun      N/A Rimfire       Shotshell       Components       Brands

Strong Correlation Between Firearm and Ammunition Sales

Data Correlations

- NICS Checks & U.S. Firearms Production: +97%
- U.S. Commercial Ammunition Mfr. Shipments & U.S. Firearms Production: +91%
- U.S. Commercial Ammunition Mfr. Shipments & NICS Checks: +86%


U.S. Commercial Ammunition Manufacturer Shipments¹
U.S. Gun Sale Background Checks (NICS)²
U.S. Firearms Production³
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012

[1] Estimated based on NSSF Trade Statistics Program Ammunition Manufacturer Surveys, Department of Commerce U.S. Import Statistics, and internal Winchester estimates. 2012 estimated based on 1st half data.
[2] Reflect the FBI's National Instant Criminal background check System statistics (NICS).
[3] Reflects production reported on Bureau of Alcohol, Tobacco, Firearms and Explosives' Annual Firearms Manufacturing and Export Reports.

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20 0 10 20 30 40 50 60 70 80 90 2006 2007 2008 2009 2010 2011 2012 3Mo '13 Winchester Is Growing • Surge that began in Q4 2012 continued into 2013 resulting in record quarterly EBITDA of $35 million • Currently, sales are only limited by product availability • Commercial backlog now exceeds $495 million • Centerfire relocation expected to increase Winchester EBIT by at least $15 million in 2013 vs. a $5 million net expense in 2012 • Once completed in 2016, annual savings are expected to be at least $30 million • In 2016, we expect Winchester to be able to generate annual EBITDA in the $85 to $100 million range 18.4% CAGR Annual EBITDA

21 Centerfire Relocation • The decision to relocate Winchester’s centerfire operations, including 1,000 jobs, was made on November 3, 2010 • The net project cost is estimated to be $80 million, of which approximately $50 million is related to capital expenditures • The project is on schedule and on budget to be completed in 2016 • The new 500,000 square foot facility was opened in October 2011 and equipment relocation began in Q3 2011 • By the end of Q1 2013, approximately 82% of all pistol ammunition was being manufactured in Oxford, MS • Cost savings are expected to be at least $15 million in 2013, against net incremental cost of $5 million in 2012, and total at least $30 million in lower costs by 2016 • In addition to $31 million of grants from MS, $42 million of low- cost MS tax-exempt debt was made available to Olin

22 Strong Balance Sheet • The 3/31/13 cash balance of $104 million reflects: • $83 million Q1 2013 increase in working capital includes higher Winchester receivables associated with surge level sales; • $30 million of CAPEX in Q1 2013 partly attributable to the Henderson, NV HyPure® bleach plant and HCl expansion; and • January repayment of $11.4 million of maturing long-term debt • No material debt maturities until 2016, and total debt due between now and 6/1/16 is less than $40 million • The Olin defined benefit pension plans remain fully funded with no contributions expected for several years • 2013 CAPEX forecast to be in $100 to $130 million range • 2013 Depreciation and Amortization expected to be in the $135 to $140 million range

23 • 2013 EBITDA is expected to be in the $415 to $445 million range, or $40 to $70 million higher than record 2012 EBITDA • EBITDA growth in 2013 is driven by the successful completion of several strategic initiatives in 2012 and the on-going bleach and HCl growth initiatives, KA Steel synergies, strong Winchester results and cost savings associated with the centerfire relocation to Oxford, MS • Continued growth in bleach sales, driven by the 3 new HyPure® bleach plants, will provide Olin the ability to convert over 17% of our ECUs into higher margin bleach • HCl capacity expansion coming on stream in Q2 2013 will allow Olin to convert 13% of chlorine into higher margin HCl • 2013 will include a full year of KA Steel earnings and the realization of $10 million of synergy contributions • Winchester is experiencing record earnings during this latest surge coupled with significant cost savings from the centerfire relocation Profit Outlook

24 Forward-Looking Statements This presentation contains estimates of future performance, which are forward-looking statements and actual results could differ materially from those anticipated in the forward-looking statements. Some of the factors that could cause actual results to differ are described in the business and outlook sections of Olin’s Form 10-K for the year ended December 31, 2012 and in Olin’s First Quarter 2013 Form 10-Q. These reports are filed with the U.S. Securities and Exchange Commission.